UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*

Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period ended March 31, 2004 **

Debtors’ Address:

5619 DTC Parkway

Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Operating Loss: $(49,202)

($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: April 26, 2004

/s/ Scott Macdonald

Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*	Refer to Schedule VI for a listing of Debtors by Case Number

**	All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except per share amounts)

March 31, 2004
ASSETS:
Cash and cash equivalents	$267,482
Restricted cash	82,692
Subscriber receivables – net	213,957
Prepaid expenses	71,456
Investments	22,822
Intercompany receivables	27,662,913
Related party receivables	1,891,331
Property, plant and equipment - net	7,016,360
Intangible assets – net	15,400,984
Other assets – net	431,762

Total assets	$53,061,759

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$110,251
Subscriber advance payments and deposits	123,098
Accrued interest and other liabilities	503,745
Intercompany payables	616,939
Related party payables	162,471
Parent and subsidiary debt	403,433
Deferred income taxes	2,004,835

3,924,772

Liabilities subject to compromise:
Parent and subsidiary debt	13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas family entities	2,846,156

16,267,757
Accounts payable	980,025
Accrued interest and other liabilities	534,072
Intercompany payables	27,012,249
Related party payables	1,358,965
Cumulative redeemable exchangeable preferred stock	148,794

Total liabilities subject to compromise	46,301,862

Total liabilities	50,226,634

Minority interests	544,022

Stockholders’ equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 shares issued and outstanding	2,548
Additional paid-in capital	9,460,346
Accumulated other comprehensive loss	(6,585)
Accumulated deficit	(4,170,046)
Treasury stock, at cost	(149,401)

5,137,259
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders’ equity	2,291,103

Total liabilities and stockholders’ equity	$53,061,759

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Month Ended March 31, 2004	Twenty-one Months Ended March 31, 2004
Revenue	$322,775	$6,215,530
Cost and expenses:
Direct operating and programming	209,300	4,028,366
Selling, general and administrative	31,065	395,575
Depreciation and amortization	115,490	1,611,984
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	6,748	99,146

Operating income (loss) before reorganization expenses due to bankruptcy	(39,828)	8,325
Reorganization expenses due to bankruptcy	9,374	158,236

Operating loss	(49,202)	(149,911)

Other income (expense):
Interest expense	(32,461)	(714,071)
Equity in losses of affiliates –net	(352)	(107,711)
Minority interest in losses of subsidiaries - net	3,446	16,835
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	2,895	15,157

	(26,472)	(862,699)

Net loss before income taxes	(75,674)	(1,012,610)
Income tax benefit	—	35

Net loss applicable to common stockholders	$(75,674)	$(1,012,575)

Net loss per weighted average share outstanding - basic and diluted	$(0.30)	$(3.99)

Weighted average shares outstanding (in thousands) - basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Month Ended March 31, 2004	Twenty-one Months Ended March 31, 2004
Cash flows from operating activities:
Net loss	$(75,674)	$(1,012,575)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	115,490	1,611,984
Amortization of bank financing costs	2,123	36,594
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries – net	(3,446)	(16,835)
Equity in losses of affiliates, net	352	107,711
Gain on sale of assets – net	—	(3,864)
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	9,374	158,236
Non-recurring professional fees, net of amounts paid	4,054	28,334
Change in assets and liabilities:
Subscriber receivables – net	1,182	(13,143)
Prepaid expenses – net	7,545	(17,539)
Other assets – net	(1,551)	(61,119)
Accounts payable	(37,491)	7,330
Subscriber advance payments and deposits	29,474	45,266
Accrued interest and other liabilities	26,180	306,711
Liabilities subject to compromise	(1,258)	(1,258)
Intercompany receivables and payables – net	(7,165)	(20,573)

Net cash provided by operating activities before payment of reorganization expenses	69,189	1,304,159
Reorganization expenses paid during the period	(4,668)	(123,985)

Net cash provided by operating activities	64,521	1,180,174

Cash flows from investing activities:
Expenditures for property, plant and equipment	(76,589)	(1,257,370)
Cash paid for acquisitions	—	(2,890)
Changes in restricted cash	(70)	(81,310)
Investment distributions and contributions – net	—	(2,697)
Related party receivables and payables – net	6,191	30,342
Other	—	118

Net cash used in investing activities	(70,468)	(1,313,807)

Cash flows from financing activities:
Proceeds from debt	39,000	357,000
Payments of debt	(1,591)	(49,473)
Payment of debtor in possession bank financing costs	—	(48,797)

Net cash provided by financing activities	37,409	258,730

Change in cash and cash equivalents	31,462	125,097
Cash and cash equivalents, beginning of period	236,020	142,385

Cash and cash equivalents, end of period	$267,482	$267,482

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1. Organization, Business and Proceedings under Chapter 11

Adelphia Communications Corporation and subsidiaries (“Adelphia” or the “Company”) owns, operates and manages cable television systems and other related businesses. Adelphia’s operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia’s broadband networks. These services are generally provided to residential customers. These services are offered in the respective franchise areas under the name Adelphia. Cable systems owned by Adelphia are located in 30 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) and Century-ML Cable Venture (“CMLCV”), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of March 31, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Mary’s Television, Inc., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended March 31, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the “Rigas Family” or “Rigas Entities”).

Bankruptcy Proceedings

On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation (“Century”) which filed on June 10, 2002) (all filing entities, including Century, herein known as the “Debtors” or “Filing Entities”), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 19), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the “Equity Committee” and collectively with the Creditors’ Committee, the “Committees”). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company’s long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereof (the “Solicitation Period”), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive and Solicitation Periods to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors’ Exclusive and Solicitation Periods. On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors’ Exclusive and Solicitation Periods. Other objections have been filed to the Debtors’ extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive and Solicitation Periods until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned to a date to be determined by the Bankruptcy Court.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the “Plan”) and related draft disclosure statement with the Bankruptcy Court and announced that they had received commitments for $8.8 billion in exit financing. A hearing on the Debtors motion seeking approval of the exit financing is scheduled for May 4, 2004. The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing “adequate information”, (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to “cram down” the non-accepting class. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors’ pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may or may not confirm it. Adelphia believes that the Plan will be declared effective soon after the Plan is confirmed. However, because the resolution of several matters are conditions to the consummation of the Plan, there can be no assurance as to whether or when the Plan will be confirmed by the Bankruptcy Court, or if confirmed whether or when the Plan will be consummated. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence. The Debtors intend to determine whether a sale process will deliver greater value to the Debtors’ constituencies than the value proposed by the Debtors’ original proposed plan of reorganization filed February 25, 2004, which currently contemplates Adelphia’s emergence from Chapter 11 as an independent entity. While the Debtors will explore the possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence. The Debtors intend to compare the value created in both approaches and to pursue the course of action that is in the best interests of their constituents.

Bankruptcy Costs and Fees

In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees. Certain of these expenses will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and Committees upon the Company’s emergence from bankruptcy. Currently, these contingent fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements.

Basis of Presentation

Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”) and generally accepted accounting principles in the United States of America (“GAAP”). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of March 31, 2004, or

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

the results of its operations or its cash flows for the one and twenty-one month periods ended March 31, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion. As a result of the Company’s recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company’s debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and CitiGroup Global Markets Inc. (formerly known as Salomon Smith Barney, Inc.) as Co-Lead Arrangers (the “DIP Lenders”), for a Debtor-in-Possession Credit Facility (the “DIP Facility”). On April 21, 2004, Adelphia Communications Corporation and certain of its subsidiaries filed a motion with the Bankruptcy Court seeking an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the “Extended DIP Facility”) and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. A hearing on the motion is presently scheduled for May 13, 2004. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. See Note 2 to these unaudited consolidated financial statements for further discussion. The Company believes that cash flows from operations, along with the financing provided through the DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company’s ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due. In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company’s business thereafter will be dependent on the Company’s ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company’s business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company’s intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment, as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company’s financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ income, expenditures or general financial condition, but rather, a current compilation of the Debtors’ books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP (“PwC”), the Company’s independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Reclassification

Certain amounts for the twenty-one months ended March 31, 2004 have been reclassified to conform with the March 31, 2004 monthly presentation.

In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the Company has reclassified “Cumulative redeemable exchangeable preferred stock” as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

As disclosed in its Current Report on Form 8-K filed on June 14, 2002 as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP (“Deloitte”), its former independent public accountants.

As a result of actions taken by management of the Company during the time that it was controlled by the Rigas family (“Rigas Management”), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor’s report thereon. In addition, the Company has not filed with the Securities and Exchange Commission (“SEC”) its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company’s independent accountants, Deloitte had not

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

completed its audit or issued its independent auditors’ report with respect to the Company’s financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia’s current management is actively engaged in preparing restated financial statements for 1999 and 2000 and preparing financial statements for 2001, 2002 and 2003. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other charges, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte’s conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte’s preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company’s complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte’s counterclaims and also served discovery requests on Deloitte, including (i) Adelphia’s First Set of Document Requests and (ii) a Notice of Deposition of Deloitte’s Corporate Designee. Deloitte moved to stay discovery in this action until completion of the U.S. Department of Justice’s investigation of certain members of the Rigas family and certain alleged co-conspirators, which Adelphia opposed. Discovery in the action has commenced.

Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the Interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. The Company’s employment of William Schleyer and Ronald Cooper was approved by the Bankruptcy Court by Orders dated March 4, 2003 and March 7, 2003, respectively. Mr. Schleyer’s employment agreement provides that he will be permitted to use the Company’s aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2. Debt and Other Obligations

Due to the commencement of the Chapter 11 filings and the Company’s failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of March 31, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

DIP Facility

In connection with the Chapter 11 filings, the Company entered into a $1,500,000 DIP Facility. The DIP Facility was approved by the Bankruptcy Court on August 23, 2002. The DIP Facility expires on the earlier of June 25, 2004 or upon the occurrence of certain other events, including the effective date of a reorganization plan of the loan parties that is confirmed pursuant to an order of the Bankruptcy Court. The debtor-in-possession commitment that Adelphia received can be used for general corporate purposes and investments, as defined in the DIP Facility. The DIP Facility is secured with a first priority lien on all of Adelphia’s unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The DIP Facility consists of a

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

$1,300,000 revolving credit facility (the “Tranche A Loan”) and a $200,000 loan (the “Tranche B Loan”). Loans under the DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 2.5% or the Adjusted LIBOR Rate, as defined in the DIP Facility, plus 3.5%. On September 3, 2002, the Company closed on the DIP Facility and, as part of the closing, the proceeds from the Tranche B Loan in the amount of $200,000 were funded by the DIP Lenders and transferred into credit-linked investment accounts maintained at JPMorgan Chase Bank (the “Tranche B Loan Proceeds”). The Company pays interest on the Tranche B Loan Proceeds, net of interest income, as defined.

The terms of the DIP Facility contain certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions or payments to other loan parties, including without limitation, payment of dividends to Adelphia and the making of certain inter-company advances and loans, subject to certain exceptions set forth in the DIP Facility. The DIP Facility also requires that each designated subsidiary borrowing group of Adelphia and all of the loan parties on a consolidated basis comply with certain financial covenants, regarding the funding of capital expenditures, EBITDA (in the case of the loan parties on a consolidated basis) and EBITDAR (in the case of each designated subsidiary borrowing group of Adelphia). The terms EBITDA and EBITDAR are defined in the DIP Facility. These financial covenants became effective for periods beginning May 1, 2003. The Company believes that it is in material compliance with all of the requirements of the DIP Facility.

On July 10, 2003 and January 28, 2004, certain loan parties made mandatory prepayments of principal on the DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire DIP Facility was reduced to $1,497,751, with the total commitment of the Tranche A Loan being reduced to $1,298,866 and the total commitment of the Tranche B Loan being reduced to $198,885. As of March 31, 2004, $155,866 under the Tranche A Loan has been drawn and letters of credit totaling $18,293 have been issued under the Tranche A Loan, leaving availability of $1,124,707 under the Tranche A Loan. Furthermore, as of March 31, 2004, $198,885 under the Tranche B Loan has been drawn and letters of credit totaling $44,202 have been issued secured by the Tranche B Loan Proceeds. A portion of the restricted cash in the accompanying consolidated balance sheet reflects the Tranche B Loan Proceeds securing letters of credit issued under the Tranche B Loan.

As noted in Note 1 above, on April 21, 2004, Adelphia Communications Corporation and certain of its subsidiaries filed a motion with the Bankruptcy Court seeking an order of the Bankruptcy Court authorizing and approving a form of the Extended DIP Facility and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. The terms of the Extended DIP Facility provide for, among other things, (a) the extension of the maturity date from June 25, 2004, the maturity date under the DIP Facility, to March 31, 2005 and (b) a decrease in the aggregate commitments of the DIP Lenders from $1.5 billion, representing the aggregate commitments of the DIP Lenders under the DIP Facility, to $1.0 billion, (c) a decrease in the borrowing margins on loans extended by the DIP Lenders, (d) a decrease in the commitment and primary letter of credit fee rates, (e) a change to certain letter of credit provisions to enable certain letters of credit to remain outstanding following the maturity date of the Extended DIP Facility and (f) a change to certain borrowing limits of the designated subsidiary borrowing groups and an extension of the financial covenant levels of each designated subsidiary borrowing group through the maturity date of the Extended DIP Facility. A hearing on the motion is presently scheduled for May 13, 2004. On April 21, 2004, the Company filed with the SEC a Current Report on Form 8-K announcing the filing of the motion seeking authorization and approval of the Extended DIP Facility and the related documentation (the “Extension 8-K”). Copies of the form of Extended DIP Facility and the related commitment letter were filed as exhibits to the Extension 8-K. The foregoing summary of certain terms of the Extended DIP Facility is qualified in its entirety by reference to the form of Extended DIP Facility and the other documents which were filed as exhibits to the Extension 8-K.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Co-Borrowing Credit Facilities

As disclosed in the Company’s Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company have entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company’s financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. Therefore, the entire co-borrowing credit facilities were not reflected as indebtedness on the Company’s historical financial statements.

As discussed in Note 1, at this time, PwC has not completed its audits of the Company’s financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2001, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company’s indebtedness by $2,846,156 to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders’ equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company’s financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders’ equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

On July 6, 2003, the Creditors’ Committee filed an adversary proceeding against the Debtors’ Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the “Defendants”) on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as fraudulent transfer obligations the Debtors’ obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants’ claims in the Debtors’ bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors’ Committee’s Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee’s Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents’ Responses in Opposition to the Motion of the Creditors’ Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors’ Committee’s Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors’ Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors’ Committee’s motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors’ Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. In late March and early April 2004, each of the Debtors’ Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights pursuant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Parent and Subsidiary Debt

The following information is an update of certain disclosures relating to the book value of the Company’s debt, as reflected on its books and records, included in Note 4 to Adelphia’s consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders’ of such indebtedness in the Company’s bankruptcy proceeding.

March 31, 2004
Parent Debt:
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6 % Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
DIP Facility	354,750
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	171,134

Total subsidiary debt	$6,907,990

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	13,825,034
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,671,190

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

In connection with the Company’s ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $13,825,034 consists of liabilities subject to compromise of $13,421,601, bank financing under the DIP Facility of $354,750 and capital leases of $48,683.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	4.81%

On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation (“ACC”) and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the “X-Clause Litigation”) against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC’s senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. On February 6, 2004, ACC filed an answer denying the substantive allegations in the plaintiffs’ complaint. On February 9, 2004, the plaintiffs moved for summary judgment in connection with their request for relief. The Creditors’ Committee has intervened in the adversary proceeding and moved to dismiss the complaint on the basis that it presents no case or controversy and thus is not ripe for adjudication. In the alternative, the Creditors’ Committee has sought to stay the proceedings until all necessary parties have been joined or until the confirmation date of the Debtors’ plan of reorganization. On March 17, 2004, Adelphia cross moved for summary judgment and asserted that distributions of capital stock on account of claims related to the subordinated notes are not exempt from subordination under the applicable indenture provisions. The trustee of the senior debt issued by ACC has also sought leave to intervene in the action. By order dated April 13, 2004, the X-Clause Litigation was dismissed, without prejudice, on grounds that the issue presented was not ripe for decision.

Interest Expense

Interest expense totaled $32,461 and $714,071 for the one and twenty-one month periods ended March 31, 2004, respectively, of which $13,119 and $276,764 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-one month periods ended March 31, 2004 is $94,083 and $2,012,519, respectively.

Other

By order dated August 7, 2003, the Bankruptcy Court ordered that the Rigas family could cause the Rigas Entities to pay on their behalf certain defense costs, not to exceed $15,000 in the aggregate. The order does not require any Debtor to advance funds of any Debtor’s estate for such defense costs. Adelphia and the Creditors’ Committee both appealed the order. The United States District Court for the Southern District of New York temporarily stayed the order. On September 2, 2003, the Bankruptcy Court approved a stipulation and order (the “Rigas Stipulation”) between the Debtors, the Rigas Family and certain other parties that allowed the Rigas Entities to advance up to $15,000 in defense costs to the Rigas Family, acknowledged that certain Rigas Entities were in default under certain co-borrowing facilities and delegated certain management rights to the Company with respect to the Rigas Entities. On February 18, 2004, the Bankruptcy Court approved the request of the Rigas Family for an additional $12,800 for criminal defense costs only (the “February 18 Rigas Order”). The Debtors and Creditors’ Committee appealed the February 18 Rigas Order. The Debtors’ motion for a stay of the Bankruptcy Court’s order,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

pending appeal in the District Court, was denied by the District Court. A decision on the appeal has not been made. As of March 31, 2004, the Rigas Entities had advanced $14,778 to the Rigas Family for defense costs in accordance with the Rigas Stipulation.

3. Correction in Accounting Policies and Practices / Provision for Accounting Changes

Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment (“PP&E”) relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, “Capitalized Costs”) used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, “Capitalized Installation and Construction Activities”). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company’s results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

Additionally, management has not completed its overall review of the Company’s historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material.

PwC has not completed its audit of the Company’s books for any period and their audit could result in further adjustments to the Company’s results of operations and those adjustments could be material.

4. Liabilities Subject to Compromise

As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Due to the commencement of the Chapter 11 cases and the Company’s failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations.As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia’s motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. By order dated October 24, 2003 (the “Bar Date Order”), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors’ estates of January 9, 2004 at 5:00 P.M. (Eastern Time). A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant’s claim appears on the Debtor’s Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors’ claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. Accordingly, the ultimate number and allowed amounts of such claims are not presently determinable. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. Pursuant to the Bar Date Order, any claimant whose claim was effected by this amendment has thirty days from the date upon which they receive notice thereof to file a proof of claim.

As of March 31, 2004, the Company had liabilities subject to compromise of $46,301,862. Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

5. Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company’s reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company’s interpretation of SOP 90-7, only those fees directly related to the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6. Accounts Payable, Accrued Expenses and Other Liabilities

To the Company’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of March 31, 2004.

As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7. Preferred Stock

In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $120,750 for the respective one and twenty-one month periods ended March 31, 2004.

On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the “Preferred Stockholders”), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia’s failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the “Delaware Action”). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

8. Intercompany Receivables and Payables

The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia’s majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized. The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9. Related Party Receivables and Payables

Related party receivables and payables represent advances to and payables from certain related parties, including TelCove and entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre- and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

10. Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

As of March 31, 2004, the Company has restricted cash of $44,202 relating to proceeds from the Tranche B Loan which are subject to issued letters of credit. In addition, as required by an agreement with the Company’s insurance provider, the Company has restricted cash for the payment of franchise obligations in the amount of $27,995. Also included in restricted cash is $7,887 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance consists of cash collateral supporting obligations under certain of the Company’s franchise agreements and surety bonding obligations.

11. Subscriber Receivables

Subscriber receivables consist of monthly amounts due from the Company’s customers and are reported net of allowance for doubtful accounts of $11,467.

12. Prepaid Expenses and Other Assets - Net

Included in other assets - net are unamortized deferred financing fees of $154,979 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13. Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-one month period ended March 31, 2004. All adjustments to be made to prior periods as a result of the Company’s restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-one Months Ended March 31, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as “Convergence.” After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company’s remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the Competitive Local Exchange Carriers (“CLECs”)

In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company’s CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company’s Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets that are expected to be sold and recorded a reserve on its CLEC trade accounts receivables of $1,351.

Buffalo Sabres

As disclosed in the Company’s Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. (“NFHLP”), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the “Niagara Debtors”) filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the “NFHLP Bankruptcy Court”).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company’s prior year financial statements, completely wrote off the Company’s loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors’ Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors’ Committee seeking to enforce certain purported rights against the Company and the Creditors’ Committee related to the waiver of the Company’s claims. One of the Niagara Debtors’ prepetition lenders, which is also a defendant in the lawsuit, has filed a cross-claim against the Company and the Creditors’ Committee. A hearing on the complaint or the cross-complaint has not been scheduled.

Interactive Digital TV Investments

The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

As disclosed in the Company’s Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC (“Praxis Capital”), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. (“PCVLP”), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company’s portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

Devon Mobile Communications, L.P.

The Company is a 49.9% Limited Partner in Devon Mobile Communications, L.P., (“Devon Mobile”), a Delaware limited partnership which, through its subsidiaries, holds licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon L.P., Inc., the General Partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company understood that its former subsidiary, TelCove, elected to terminate certain services significant to Devon Mobile’s operations. Devon Mobile filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the “Devon Bankruptcy Court”) on August 19, 2002. In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company’s guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company’s restatement of prior year financial information. All such impairments are included in equity in losses of affiliates – net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

receivables in Devon Mobile. On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to its guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”). On June 23, 2003, Devon filed a disclosure statement for the joint plan of liquidation (the “Disclosure Statement”). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon’s first amended joint plan of liquidation. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims.

Property, Plant and Equipment, and Intangible Assets

As stated previously, the Company’s property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the fifteen months ended March 31, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14. Net Loss Per Weighted Average Share of Common Stock

Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company’s preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company’s convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15. Supplemental Cash Flow Information

Cash payments for interest were $27,694 and $673,063 for the one and twenty-one month periods ended March 31, 2004, respectively. Included in these amounts are cash payments made by the Company on behalf of the Rigas family entities of $11,486 and $286,373 for the one and twenty-one month periods ended March 31, 2004, respectively, for interest on the co-borrowing credit facilities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16. EBITDA

The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from the accompanying unaudited consolidated statements of operations for the one and twenty-one month periods ended March 31, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company’s liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

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(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Reconciliation of EBITDA to Net Loss Applicable to Common Stockholders

	Month Ended March 31, 2004	Twenty-one Months Ended March 31, 2004
EBITDA	$72,277	$1,313,445
Adjustments to reconcile EBITDA to net loss applicable to common stockholders:
Depreciation and amortization	(115,490)	(1,611,984)
Interest expense	(32,461)	(714,071)
Income tax benefit	—	35

Net loss applicable to common stockholders	$(75,674)	$(1,012,575)

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Month Ended March 31, 2004	Twenty-one Months Ended March 31, 2004
EBITDA	$72,277	$1,313,445
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	2,123	36,594
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in earnings (losses) of subsidiaries - net	(3,446)	(16,835)
Equity in losses of affiliates, net	352	107,711
Gain on sale of assets – net	—	(3,864)
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	9,374	158,236
Non-recurring professional fees, net of amounts paid	4,054	28,334
Change in Assets and Liabilities:
Subscriber receivables – net	1,182	(13,143)
Prepaid expenses – net	7,545	(17,539)
Other assets – net	(1,551)	(61,119)
Accounts payable	(37,491)	7,330
Subscriber advance payments and deposits	29,474	45,266
Accrued interest and other liabilities	26,180	306,711
Liabilities subject to compromise	(1,258)	(1,258)
Intercompany receivables and payables – net	(7,165)	(20,573)
Reorganization expenses paid during the period	(4,668)	(123,985)
Interest expense	(32,461)	(714,071)
Income tax benefit	—	35

Net cash provided by operating activities	$64,521	$1,180,174

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

17. TelCove Spin-off and Bankruptcy Proceedings

Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove (“TelCove”), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide competitive local exchange carrier (“CLEC”) telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia’s Class A and Class B common stock (the “Spin-off”). As a result of the Spin-off, the Rigas Family holds a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove’s Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the “Shared Assets”); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other’s businesses (the “Shared Services”).

In order to reduce Adelphia’s dependence on TelCove for access to the Shared Assets and Shared Services as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. Such Master Reciprocal Settlement Agreement was approved by the Bankruptcy Court on March 23, 2004.

In the TelCove Plan and the related disclosure statement, TelCove alleges that it has substantial claims against Adelphia (the “Alleged Claims”). The Alleged Claims include, but are not limited to: (1) piercing the corporate veil and/or substantive consolidation allegedly due to the manner in which Adelphia and TelCove conducted their businesses; (2) preference and/or fraudulent conveyance claims aggregating approximately $228,000 and associated with the December 2000 and October 2001 purchase of certain TelCove CLEC assets by Adelphia; (3) a $42,000 claim for the alleged misappropriation of proceeds from a partnership controlled by an indirect non-Debtor subsidiary of TelCove and two entities affiliated with a third-party electric utility (“PECO”) through the deposit of funds by PECO into Adelphia’s cash management system; (4) the disallowance of Adelphia’s super-priority secured claims against TelCove in connection with Adelphia’s provision of $15,000 in debtor in possession financing to TelCove (the “Adelphia DIP Facility Claims”), in addition to TelCove’s claims against Adelphia associated with the alleged losses and damages TelCove purportedly suffered as a result of its need to obtain alternative DIP financing; and (5) up to $500,000 associated with TelCove’s borrowings under the Century Credit Facility because either the amounts have allegedly been repaid or because TelCove was allegedly forced to incur such liability by Adelphia and the borrowings were purportedly used by Adelphia and not TelCove. In the aggregate, TelCove asserts that the Alleged Claims against Adelphia total more than $1 billion.

On November 25, 2003, Adelphia filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, “Adelphia’s Administrative Claims”). Adelphia’s Administrative Claims include, but are not limited to: (i) a claim for TelCove’s utilization of Adelphia’s fiber network, conduit, overlash rights, land usage, collocation space, power, and network maintenance services; (ii) a claim relating to services rendered by Adelphia to TelCove under a certain shared services agreement between the parties; (iii) the Adelphia DIP Facility Claim; and (iv) a circuit refund claim related

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

to Adelphia’s overpayment to TelCove for its use of TelCove’s telecommunications network through certain circuits.

On February 21, 2004, the parties executed a global settlement agreement (the “Global Settlement”) which resolves, among other things, the Alleged Claims, Adelphia’s Administrative Claims, and TelCove’s alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, ACC will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove’s businesses. Additionally, the parties will execute various annexes to the Global Settlement which provide, among other things, for (i) a five-year business commitment to TelCove by ACC; (ii) future use by TelCove of certain fiber capacity in assets owned by ACC and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by ACC to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. Pursuant to an order of the Bankruptcy Court dated March 23, 2004, the Court approved the Global Settlement. The Company is in the process of evaluating the impact of the Global Settlement on the accompanying unaudited consolidated financial statements. The Company believes that such impact could be significant.

18. Century-ML Cable Venture Bankruptcy Filing

On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. (“ML Media”) filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV’s subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV’s separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings, L.P. (“Highland”), a Rigas Family partnership. In connection with the parties’ December 13, 2001 Leveraged Recapitalization Agreement (“Recap Agreement”), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties’ motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found “as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default.” The Bankruptcy Court granted summary judgment only to such extent.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media’s request to become manager of CMLCV’s cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media’s motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media’s claim that Century improperly filed the petition without ML Media’s consent. On September 5, 2003, the Bankruptcy Court heard oral argument on ML Media’s motions for summary judgment on, and dismissal of, the counterclaims brought by Adelphia and CMLCV to avoid the Recap Agreement. No ruling has yet been issued in connection with these motions. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia’s and Century’s rejection of the Recap Agreement.

On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV’s estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

On March 17, 2004, ML Media presented a non-binding written indication of interest (the “Vaughn Indication of Interest”) for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the “Vaughn Group”). The Vaughn Indication of Interest contemplates a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV’s working capital at closing, less the remaining cost of the pending rebuild of CMLCV’s cable systems. Century was not involved in the negotiation of the Vaughn Indication of Interest and is not bound by it. On April 13, 2004, Century and the Vaughn Group entered into a confidentiality agreement with respect to the delivery of due diligence materials. At a status conference on April 15, 2004, the Bankruptcy Court instructed Century to begin delivery of due diligence materials to the Vaughn Group prior to a subsequent decision as to whether due diligence materials should be made concurrently available to other parties in connection with other potential transactions relating to CMLCV. A hearing on Century’s ability to concurrently deliver due diligence materials to other parties in connection with other potential transactions is scheduled for April 30, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

19. Customers

The table below provides information on the number of basic customers, digital customers and high speed internet customers for the Debtors, the Non-Filing Entities, which includes customers in Brazil and Puerto Rico, and the Rigas Entities. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Non-Filing and Rigas Entities	Total
March 31, 2004:
Basic customers	4,989,724	425,385	5,415,109
Digital customers	1,806,541	148,409	1,954,950
High speed internet customers	1,071,938	70,953	1,142,891

Total revenue generating units	7,868,203	644,747	8,512,950

February 29, 2004:
Basic customers	4,999,926	425,891	5,425,817
Digital customers	1,796,109	148,530	1,944,639
High speed internet customers	1,031,339	68,392	1,099,731

Total revenue generating units	7,827,374	642,813	8,470,187

20. Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 26 are for the period from March 1 through March 31, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

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(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended March 31, 2004	Reference
Gross wages paid	$47,488,303	Schedule I
Employee payroll taxes withheld	10,693,388	Schedule I
Employer payroll taxes due	4,475,181	Schedule I
Payroll taxes paid*	15,851,230	Schedule II	*
Sales and other taxes due	7,021,269	Schedule III
Gross taxable sales	88,382,246	Schedule III
Real estate and personal property taxes paid	159,217	Schedule IV
Sales and other taxes paid	6,615,054	Schedule V
Cash disbursements	378,241,891	Schedule VI
Insurance coverage	N/A	Schedule VII

*	The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended March 31, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
March 5, 2004	$22,772,640	$5,047,161	$2,256,815
March 19, 2004	24,715,663	5,646,227	2,218,366

Total	$47,488,303	$10,693,388	$4,475,181

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(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 3

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended March 31, 2004

Payee	Payroll Taxes Paid	Payment Date
NORTH CAROLINA DEPT OF REVENUE	11,674	03/05/04
OREGON DEPARTMENT OF REVENUE	170	03/05/04
STRONG CAPITAL MANAGEMENT	534,660	03/06/04
INTERNAL REVENUE SERVICE	5,901,282	03/08/04
STATE OF ARIZONA	2,152	03/08/04
STATE OF CALIFORNIA	202,146	03/08/04
STATE OF COLORADO	61,282	03/08/04
STATE OF CONNECTICUT	10,935	03/08/04
STATE OF GEORGIA	11,138	03/08/04
STATE OF IDAHO	4,464	03/08/04
STATE OF INDIANA	1,022	03/08/04
STATE OF KANSAS	337	03/08/04
STATE OF KENTUCKY	21,041	03/08/04
STATE OF MASSACHUSETTS	27,030	03/08/04
STATE OF MARYLAND	12,348	03/08/04
STATE OF MAINE	26,609	03/08/04
STATE OF NEW YORK	101,505	03/08/04
STATE OF OHIO	70,748	03/08/04
STATE OF OKLAHOMA	303	03/08/04
STATE OF PENNSYLVANIA	100,274	03/08/04
STATE OF SOUTH CAROLINA	5,113	03/08/04
STATE OF VIRGINIA	59,790	03/08/04
STATE OF VERMONT	13,879	03/08/04
STRONG CAPITAL MANAGEMENT	547,477	03/08/04
BERKHEIMER ASSOCIATES	30	03/09/04
CENTRAL TAX BUREAU OF P	390	03/09/04
JOSEPH M DOUGHERTY	10	03/09/04
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	10	03/09/04
MUNICIPALITY OF MONROEVILLE	10	03/09/04
NEW CASTLE RECEIVER OF TAXES PERSONAL	10	03/09/04
STATE COLLEGE BOROUGH TAX OFFIC	10	03/09/04
ASHTABULA INCOME TAX	572	03/19/04
CENTRAL COLLECTION AGENCY	29,889	03/19/04
CITY OF CHILLICOTHE	7,930	03/19/04
CITY OF CLEVELAND HEIGHTS	3,786	03/19/04
CITY OF DANVILLE	365	03/19/04
DEPARTMENT OF LABOR & EMPLOYMEN	23	03/19/04
CITY OF HUNTINGTON	248	03/19/04
LORAIN CITY TAX	1,969	03/19/04
CITY OF MACEDONIA	2,195	03/19/04
CITY OF MARION	1,210	03/19/04
MISSISSIPPI STATE TAX COMMISSN	2,774	03/19/04

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BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 3

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended March 31, 2004

Payee	Payroll Taxes Paid	Payment Date
MONTANA DEPARTMENT OF REVENUE	648	03/19/04
NEBRASKA DEPARTMENT OF REVENUE	247	03/19/04
CITY OF NEWARK	3,758	03/19/04
NORTH CAROLINA DEPT OF REVENUE	14,128	03/19/04
DIRECTOR OF FINANCE	234	03/19/04
OREGON DEPARTMENT OF REVENUE	188	03/19/04
TREASURER CITY OF OWENSBORO	471	03/19/04
CITY OF PITTSBURGH	1,336	03/19/04
RITA	6,984	03/19/04
SCHOOL DISTRICT INCOME TAX	2,959	03/19/04
STRONG CAPITAL MANAGEMENT	592,064	03/19/04
UTAH STATE TAX COMMISSION	285	03/19/04
WEST VIRGINIA DEPT OF TAX & REV	19,169	03/19/04
INTERNAL REVENUE SERVICE	6,572,285	03/22/04
STATE OF ALABAMA	4,458	03/22/04
STATE OF ARIZONA	3,078	03/22/04
STATE OF CALIFORNIA	217,313	03/22/04
STATE OF COLORADO	64,403	03/22/04
STATE OF CONNECTICUT	13,576	03/22/04
STATE OF GEORGIA	12,318	03/22/04
STATE OF IDAHO	4,872	03/22/04
STATE OF INDIANA	1,025	03/22/04
STATE OF KANSAS	404	03/22/04
STATE OF KENTUCKY	23,723	03/22/04
STATE OF MASSACHUSETTS	27,212	03/22/04
STATE OF MARYLAND	14,396	03/22/04
STATE OF MAINE	28,130	03/22/04
STATE OF MICHIGAN	134	03/22/04
STATE OF NEW YORK	131,431	03/22/04
STATE OF OHIO	86,854	03/22/04
STATE OF OKLAHOMA	382	03/22/04
STATE OF PENNSYLVANIA	105,531	03/22/04
STATE OF SOUTH CAROLINA	5,517	03/22/04
STATE OF VIRGINIA	64,112	03/22/04
STATE OF VERMONT	15,878	03/22/04
STATE OF WISCONSIN	731	03/22/04
STRONG CAPITAL MANAGEMENT	9,008	03/22/04
ADAMS COUNTY EIT AGENCY	350	03/23/04
ALTOONA AREA SCHOOL DISTRICT	50	03/23/04
BEDFORD COUNTY TAX SERVICE	90	03/23/04
BERKHEIMER ASSOCIATES	1,240	03/23/04
MIFFCO TAX SERVICE INC	90	03/23/04
CENTRAL TAX BUREAU OF PA	2,320	03/23/04

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Schedule II	Page 3 of 3

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended March 31, 2004

Payee	Payroll Taxes Paid	Payment Date
CLARION WAGE TAX OFFICE	110	03/23/04
BOROUGH OF EMPORIUM	20	03/23/04
THE CITY OF ERIE	100	03/23/04
VILLAGE OF GREENWOOD	612	03/23/04
HARBORCREEK TOWNSHIP	490	03/23/04
SHERRY IVERSON	330	03/23/04
JAFKO NORMA	10	03/23/04
JORDAN TAX SERVICE INC	1,020	03/23/04
KARL F KILDUFF MANAGER	20	03/23/04
LAUREL MOUNTAIN TAX COLLECTIONS	100	03/23/04
JOHN LOHMAN	70	03/23/04
SUSAN L. MICHELL TAX COLLECTOR	330	03/23/04
MUNICIPALITY OF MONROEVILLE	590	03/23/04
JUDITH MUSICK	70	03/23/04
CITY TREASURER	390	03/23/04
BOROUGH OF PORT ALLEGANY	100	03/23/04
BOROUGH OF ROCHESTER	40	03/23/04
STATE COLLEGE BOROUGH TAX OFFIC	750	03/23/04
BOROUGH OF TYRONE	120	03/23/04
CENTRAL TAX BUREAU OF P	13,152	03/24/04
PATRICIA JOHNSON	90	03/24/04
BERKHEIMER ASSOCIATES	50	03/27/04
KAREN BROWN BOROUGH SECRETARY	50	03/27/04
CLEARFIELD BOROUGH OFFICE OF TAX COLL	20	03/27/04
EAST CAROLL TOWNSHIP	330	03/27/04
JOSEPH M DOUGHERTY	75	03/30/04
TOTAL	15,851,230

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$267	$4,444
ALBEMARLE COUNTY	4,202	A
AMHERST COUNTY TREASURER	8	A
ARIZONA DEPARTMENT OF REVENUE	38	1,149
ARKANSAS DEPARTMENT OF REVENUE	—	5
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,560	352,013
BANK OF AMERICA	435	—
BATH COUNTY SCHOOL DISTRICT	1,316	43,859
BEDFORD COUNTY	57	1,939
BEREA COUNTY SCHOOL DISTRICT	1,621	54,024
BOARD OF EQUALIZATION	227	A
BOARD OF EQUALIZATION	211	2,170
BOURBON COUNTY SCHOOL DISTRICT	542	18,080
BOYD COUNTY SCHOOL DISTRICT	2,833	94,423
BOYLE COUNTY SCHOOL DISTRICT	1,539	51,305
BREATHITT COUNTY SCHOOL DISTRICT	1,113	37,113
BRECKINRIDGE COUNTY BOARD OF EDUCATION	773	25,773
BUREAU OF TAXATION	138	2,761
BURGIN INDEPENDENT BOARD OF EDUCATION	330	10,985
BUTLER COUNTY SCHOOL DISTRICT	91	3,036
CAMPBELL COUNTY TREASURER	134	A
CARTER COUNTY SCHOOL DISTRICT	1,679	55,974
CATTARAUGUS COUNTY	22	A
CCHCF-A	53	—
CHARLOTTESVILLE CITY TREASURER	2,158	A
CHAUTAUQUA COUNTY DIRECTOR OF FINANCE	26	A
CHCF-B	684	31,085
CHESTERFIELD COUNTY	166	A
CHESTERFIELD COUNTY	78	1,629
CITY OF ALAHAMBRA	2	37
CITY OF ALBION	2	38
CITY OF ALGOURA HILLS	4	85
CITY OF ARCADIA	11	221
CITY OF ARTESIA	1	11
CITY OF ASOTIN	—	2
CITY OF BALDWIN PARK	4,371	145,699
CITY OF BALDWIN PARK	2	64
CITY OF BEAUMONT	2,684	89,454
CITY OF BEAUMONT	8	266

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF BELLFLOWER	1	21
CITY OF BERKELEY	1	8
CITY OF BOTHELL	2	31
CITY OF BRAWLEY	6,603	165,083
CITY OF BRAWLEY	4	88
CITY OF BURBANK	1	11
CITY OF CALABASAS	5	97
CITY OF CHARLOTTESVILLE	54,497	544,970
CITY OF CHARLOTTESVILLE	13,943	149,741
CITY OF CHICO	—	4
CITY OF CHULA VISTA	—	2
CITY OF CLAREMONT	—	4
CITY OF CLOVERDALE	1	32
CITY OF COLFAX	—	5
CITY OF COLORADO SPRINGS	427	17,092
CITY OF COVINA	6	92
CITY OF CULVER CITY	7	59
CITY OF DESERT HOT SPRINGS	8	152
CITY OF DOWNEY	—	—
CITY OF EDMONDS	1	10
CITY OF EL MONTE	1	11
CITY OF ELK GROVE	—	12
CITY OF FEDERAL WAY	—	—
CITY OF FONTANA	42,030	840,611
CITY OF FONTANA	16	314
CITY OF GARDENA	—	3
CITY OF GLENDALE	2	36
CITY OF HARRISONBURG	302	—
CITY OF HARRISONBURG TREASURER	12	A
CITY OF HAWTHORNE	2	31
CITY OF HERMOSA	24	407
CITY OF HERMOSA BEACH	19,171	319,510
CITY OF HOLTVILLE	1,737	34,741
CITY OF HOLTVILLE	1	14
CITY OF HUNTINGTON BEACH	2	49
CITY OF INDIO	—	7
CITY OF INGLEWOOD	3	29
CITY OF IRVINE	17	1,122
CITY OF ISSAQUAH	—	5

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF KALAMA	8	132
CITY OF KELSO	24	400
CITY OF KELSO	6,285	104,757
CITY OF LA HABRA	26,298	438,302
CITY OF LA HABRA	27	446
CITY OF LA PALMA	—	3
CITY OF LA VERNE	17	431
CITY OF LAKEWOOD	—	7
CITY OF LEAVENWORTH	—	4
CITY OF LONG BEACH	7	111
CITY OF LONGVIEW	63	1,043
CITY OF LONGVIEW	21,419	356,976
CITY OF LOS ANGELES	1,072	10,717
CITY OF LYNWOOD	1	10
CITY OF MALIBU	—	5
CITY OF MAYWOOD	—	6
CITY OF MONTCLAIR	1	23
CITY OF MONTEREY PARK	3	74
CITY OF MORENO VALLEY	69,894	1,164,894
CITY OF MORENO VALLEY	53	887
CITY OF NORWALK	2	29
CITY OF OAKLAND	1	9
CITY OF OLYMPIA	2	36
CITY OF PALM SPRINGS	—	1
CITY OF PALOUSE	2	28
CITY OF PALOUSE	608	8,680
CITY OF PASADENA	3	34
CITY OF PETERSBURG	20,882	104,410
CITY OF PICO RIVERA	10,708	214,159
CITY OF PICO RIVERA	4	84
CITY OF PLACENTIA	15,346	438,449
CITY OF PLACENTIA	3	72
CITY OF POMONA	1	10
CITY OF PORT HUENEME	9,298	232,438
CITY OF PORT HUENEME	3	62
CITY OF PORTERVILLE	1	9
CITY OF PULLMAN	16	203
CITY OF REDONDO BEACH	43,368	913,017
CITY OF REDONDO BEACH	56	1,186

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 4 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF RIALTO	46,965	587,059
CITY OF RIALTO	33	418
CITY OF RICHMOND	1,780	A
CITY OF RICHMOND	14,220	91,405
CITY OF RICHMOND	5,929	—
CITY OF RICHMOND	—	1
CITY OF RIVERSIDE	12	184
CITY OF SALEM	1	A
CITY OF SALINAS	1	25
CITY OF SAN BERNARDINO	75,340	941,742
CITY OF SAN BERNARDINO	18	221
CITY OF SAN BUENAVENTURA	34,066	681,323
CITY OF SAN FRANCISCO	2	33
CITY OF SAN LUIS OBISPO	—	1
CITY OF SANTA ANA	32	531
CITY OF SANTA BARBARA	2	32
CITY OF SANTA MONICA	184,218	1,842,187
CITY OF SANTA MONICA	120	1,195
CITY OF SANTA ROSA	—	4
CITY OF SEA SIDE	—	—
CITY OF SEAL BEACH	23	206
CITY OF SEATTLE	—	2
CITY OF SIERRA MADRE	1	24
CITY OF SOUTH PASADENA	1	23
CITY OF SPOKANE	—	6
CITY OF STANTON	—	4
CITY OF TACOMA	—	2
CITY OF TORRANCE	3	50
CITY OF VALLEJO	—	2
CITY OF VANCOUVER	3	56
CITY OF VENTURA	21	418
CITY OF WAYNESBORO	30,186	301,860
CITY OF WESTMINISTER	—	8
CITY OF WHITTIER	14	287
CITY OF WINCHESTER	893	—
CITY OF WINCHESTER	18,073	180,732
CITY OF WINLOCK	—	4
CITY OF WOODLAND	2	34
CITY OF ZILLAH	—	2

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 5 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CLARKE COUNTY	2	A
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	272	9,083
COLORADO DEPT. OF REVENUE	499	23,660
COLORADO DEPT. OF REVENUE	3,425	85,894
COMMISSIONER OF REVENUE SERVICES	298,176	5,679,545
COMMISSIONER OF REVENUE SERVICES	357,971	5,966,188
COMMONWEALTH OF MASSACHUSETTS	5,602	112,049
COMPTROLLER OF MARYLAND	15,157	303,159
COMPTROLLER OF PUBLIC ACCOUNTS	17	333
COMPTROLLER, CITY OF BUFFALO	5,797	193,246
COUNTY OF ALBEMARLE	8,565	92,503
COUNTY OF LOS ANGELES	264	5,271
COUNTY OF MONTGOMERY	9,263	92,629
COUNTY OF SACRAMENTO	—	1
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,771	159,046
DANVILLE, CITY OF	3,919	A
DAVIESS COUNTY BOARD OF EDUCATION	18,373	612,444
DAVIESS COUNTY SCHOOL DISTRICT	508	16,935
DES MOINES	1	9
ELLIOT COUNTY SCHOOL DISTRICT	462	15,388
ERIE COUNTY COMPTROLLER	5,915	A
FAUQUIER COUNTY	24	A
FLORIDA DEPARTMENT OF REVENUE	3,408,046	23,639,124
FLORIDA DEPARTMENT OF REVENUE	166,085	2,406,683
FRANKLIN COUNTY PUBLIC SAFETY	2	A
FRANKLIN COUNTY SCHOOL DISTRICT	102	3,408
FREDERICK COUNTY	184	A
GARRAD COUNTY SCHOOL DISTRICT	517	17,249
GENESEE, COUNTY OF	9	A
GEORGIA DEPARTMENT OF REVENUE	15,504	231,004
GREENE COUNTY	14	A
HANCOCK COUNTY BOARD OF EDUCATION	877	29,247
HANOVER COUNTY	99	30,899
HANOVER COUNTY TREASURER	405	A
HARLAN COUNTY SCHOOL DISTRICT	262	8,719
HARRISON COUNTY SCHOOL DISTRICT	2,677	89,226
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,668	88,922
HENDERSON COUNTY BOARD OF EDUCATION	2,500	83,347
HENRICO COUNTY	1,481	A

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 6 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
HENRICO COUNTY	2,850	38,044
ID USF	22	—
IDAHO STATE TAX COMMISSION	3,989	66,474
IL DEPT OF REVENUE	3	634
INDIANA DEPARTMENT OF REVENUE	31,159	519,321
INTERNAL REVENUE SERVICE	78,411	2,613,460
JACKSON INDEPENDENT SCHOOLS	572	19,070
JESSAMINE COUNTY BOARD OF EDUCATION	7,335	244,508
KANSAS DEPT. OF REVENUE	18,649	255,533
KENTUCKY REVENUE CABINET	2,132	35,531
LAUREL COUNTY SCHOOL DISTRICT	17,571	585,699
LEE COUNTY SCHOOL DISTRICT	1,000	—
LESLIE COUNTY SCHOOL DISTRICT	1,000	33,323
LETCHER COUNTY BOARD OF EDUCATION	778	25,939
LEWIS COUNTY BOARD OF EDUCATION	958	38,311
LEWIS COUNTY SCHOOL DISTRICT	275	11,018
LINCOLN COUNTY BOARD OF EDUCATION	1,319	43,981
LOGAN COUNTY SCHOOL DISTRICT	32	1,062
LYNCHBURG, CITY OF	582	A
MADISON COUNTY SCHOOL DISTRICT	12,492	416,399
MAINE REVENUE SERVICES	272,248	5,444,952
MARION COUNTY BOARD OF EDUCATION	1,224	40,799
MCLEAN COUNTY SCHOOL DISTRICT	895	29,820
MENIFEE COUNTY SCHOOL DISTRICT	678	22,591
MERCER COUNTY SCHOOL DISTRICT	1,722	57,411
MINNESOTA DEPARTMENT OF REVENUE	1	182
MISSISSIPPI STATE TAX COMMISSION	44,858	640,831
MISSISSIPPI STATE TAX COMMISSION	1,658	23,686
MORGAN COUNTY SCHOOL DISTRICT	1,818	60,608
MTEAF	38	7,553
NC DEPARTMENT OF REVENUE	14,180	194,491
NECA KUSF	17	344
NECA PAUSF	1,367	—
NECA TX USF	7	—
NECA VUSF	253	19,960
NELSON COUNTY BOARD OF EDUCATION	1,151	38,374
NICHOLAS COUNTY SCHOOL DISTRICT	434	14,463
NJ DIVISION OF TAXATION	685	11,413
NYS ESTIMATED CORPORATION TAX	1,877	1,816,543

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 7 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
NYS ESTIMATED CORPORATION TAX	7,615	1,587,770
NYS SALES TAX PROCESSING	80,303	918,445
OHIO COUNTY SCHOOL DISTRICT	24	797
OKLAHOMA TAX COMMISSION	1,832	16,792
ORLEANS COUNTY TREASURER	4	A
OWENSBORO BOARD OF EDUCATION	13,042	434,746
OWSLEY COUNTY BOARD OF EDUCATION	420	13,995
PA DEPARTMENT OF REVENUE	197,116	3,601,925
PA DEPT. OF REVENUE	4,792	95,801
PAGE COUNTY	15	A
PARIS INDEPENDENT SCHOOL DISTRICT	3,036	101,189
PERRY COUNTY SCHOOL DISTRICT	310	10,338
PITTSYLVANIA COUNTY	81	A
POWELL COUNTY SCHOOL DISTRICT	2,971	99,041
POWHATTAN COUNTY TREASURER	36	A
PSU	225	—
PUBLIC SERVICE TAXATION DIVISION	1,542	—
PULASKI COUNTY TREASURER	1	A
RHODE ISLAND DIVISION OF TAXATION	7	104
ROCKCASTLE COUNTY SCHOOL DISTRICT	892	29,728
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,142	204,748
SCOTT COUNTY SCHOOL DISTRICT	7,381	246,042
SOUTH CAROLINA DEPT. OF REVENUE	67,708	1,060,513
SPOTSYLVANIA COUNTY	48	A
STATE OF MICHIGAN	99	1,654
STATE OF NEW HAMPSHIRE	1,785	25,493
STATE OF NEW HAMPSHIRE	73,816	1,054,513
STATE TAX DEPARTMENT	287,147	4,785,775
STAUNTON COUNTY	52	A
TN DEPARTMENT OF REVENUE	52,787	647,037
TOWN OF BLACKSBURG	15,502	155,018
TOWN OF MT CRESTED BUTTE	1,583	35,178
TOWN OF SOUTH BOSTON	4,832	48,324
TREASURER STATE OF OHIO	148,595	1,951,850
UNION COUNTY SCHOOL DISTRICT	2,970	99,005
VERMONT DEPARTMENT OF TAXES	331,609	5,526,838
VERMONT DEPARTMENT OF TAXES	1,202	20,032
VIRGINIA DEPARTMENT OF TAXATION	10,517	233,701
WARREN COUNTY TREASURER	12	A

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 8 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
WASHINGTON COUNTY BOARD OF EDUCATION	415	13,840
WASHINGTON DEPT. OF REVENUE	3,553	47,609
WEBSTER COUNTY BOARD OF EDUCATION	805	26,829
WINCHESTER CITY TREASURER	1,212	A
WISCONSIN DEPARTMENT OF REVENUE	5	187
WOLFE COUNTY SCHOOL DISTRICT	931	31,039
WOODFORD COUNTY BOARD OF EDUCATION	4,887	162,896
WYOMING COUNTY TREASURER	13	A
WYOMING DEPARTMENT OF REVENUE	94	1,642

Total	$7,021,269	$88,382,246

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2004

Payee	Amount Paid	Check Date
ADAMS COUNTY TREASURER	$74	03/04/04
ALLEGHENY COUNTY TREASURER	521	03/04/04
ARCHBALD BOROUGH	185	03/24/04
ATHENS COUNTY TREASURER	168	03/31/04
AVAYA FINANCIAL SERVICES	80	03/24/04
BARING PLANTATION TOWN	307	03/04/04
BEAVER COUNTY	159	03/04/04
BEDFORD COUNTY COL	103	03/04/04
BEDFORD COUNTY COL	—	03/24/04
BEREA CITY TREASURE	327	03/15/04
BLACKBURN CENTER, LLC	433	03/26/04
BOTETOURT COUNTY TREASURER	20	03/24/04
BRECKENRIDGE COUNTY SHERIFF	89	03/24/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	03/26/04
CANYON SPRINGS INVESTMENT	620	03/23/04
CARROLL TOWNSHIP/NORTHERN YORK	324	03/24/04
CITY OF AUBURN	4,973	03/15/04
CITY OF AUBURN	6,986	03/24/04
CITY OF CHARLOTTESVILLE	34	03/15/04
CITY OF CHARLOTTESVILLE	2,163	03/31/04
CITY OF LOCKPORT	8,879	03/16/04
CITY OF PARIS	1,156	03/15/04
CITY OF STAUNTON	78	03/15/04
CITY OF STAUNTON	2,304	03/24/04
CITY OF STAUNTON	1,444	03/31/04
CITY OF WAVERLY TREASURER	12	03/16/04
CITY TREASURER	—	03/04/04
CITY TREASURER	52	03/15/04
CLARK COUNTY	17,395	03/15/04
CONCORD CENTER LLC	209	03/18/04
COSHOCTON COUNTY TREASURER	2,548	03/31/04
COUNTY OF ALLEGHENY	4,758	03/04/04
COUNTY OF ALLEGHENY	1,543	03/15/04
COUNTY OF AUGUSTA	—	03/15/04
COUNTY OF WARREN (BL)	1,346	03/31/04
COUNTY OF WISE	107	03/15/04
DARLINGTON COUNTY	380	03/24/04
DEFIANCE COUNTY TREASURER	2,156	03/31/04
DILLON COUNTY TREASURER	261	03/24/04
DORIS LAWTON	783	03/25/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2004

Payee	Amount Paid	Check Date
DORIS LAWTON	145	03/30/04
DUNMORE BOROUGH TAX COLLECTOR	1,350	03/04/04
EASTLAKE COMMERCIAL	58	03/26/04
ELLIOTT COUNTY SHERIFF	2,434	03/31/04
ERIE COUNTY TAX DEPARTMENT	8	03/04/04
FORSYTH COUNTY TAX COLLECTOR	748	03/24/04
GE CAPITAL FLEET SERVICES	2,180	03/08/04
GECFS BY APEX AS AGENT	977	03/08/04
GLICK BROTHERS LUMBER CO.	7,339	03/08/04
GLOUCESTER CITY	463	03/31/04
GUERNSEY COUNTY TREASURER	802	03/04/04
HAMMONDSPORT VILLAGE	1,365	03/04/04
HARRODSBURG CITY	520	03/04/04
HOCKING COUNTY TREASURER	1,016	03/31/04
HOLMES COUNTY TREASURER	2,103	03/04/04
IOS CAPITAL	175	03/16/04
JACKSON COUNTY TREASURER	154	03/04/04
JESSAMINE COUNTY SHERIFF	20,231	03/24/04
KEVIN KIRKMAN	724	03/30/04
KIR TEMECULA L.P.	105	03/25/04
LARRY SCHREDER	960	03/12/04
LAS ANIMAS COUNTY TREASURER	2,360	03/04/04
LAWRENCE COUNTY OH	587	03/04/04
LOCKPORT CITY SCHOOL DISTRICT	5,500	03/15/04
LOS ANGELES COUNTY	4,791	03/26/04
LYKENS BORO & DAUPHIN COUNTY	864	03/04/04
MCKEAN COUNTY /OTTO TOWNSHIP	136	03/04/04
MCKEAN COUNTY COLLECTOR	10,943	03/04/04
MCKEAN COUNTY/ELDRED BOROUGH	432	03/04/04
MCKEAN COUNTY/MT.J	179	03/04/04
MCKEAN COUNTY/SMETHPORT BOROU	433	03/04/04
MECKLENBURG COUNTY	50	03/24/04
MONONGALIA COUNTY SHERIFF	4,105	03/31/04
MONROE CO TREASURER	18	03/04/04
NASH COUNTY TAX COLLECTOR	408	03/15/04
NORTH CODORUS TOWNSHIP	101	03/24/04
PACIFIC CORPORATE STRUCTURES	1,637	03/23/04
PEMBROKE TOWN TREASURER	5	03/04/04
PICKAWAY COUNTY TREASURER	957	03/04/04
PITNEY BOWES CREDIT CORPORATION	42	03/05/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2004

Payee	Amount Paid	Check Date
PITNEY BOWES CREDIT CORPORATION	9	03/30/04
PLYMOUTH TOWN	2,687	03/15/04
PONTOTOC COUNTY	2,729	03/17/04
TOWN OF AMESBURY	323	03/15/04
TOWN OF FALMOUTH	263	03/15/04
TOWN OF HERMON	9,426	03/16/04
TOWN OF MILAN	364	03/04/04
TOWN OF PEMBROKE TAX COLLECTOR	35	03/04/04
TOWN OF SOUTH HILL	114	03/24/04
TOWN OF TISBURY	178	03/15/04
TOWN OF VERNON	417	03/24/04
VILLAGE BUSINESS PARK	27	03/22/04
VILLAGE OF PENN YAN	—	03/24/04
WASHINGTON COUNTY TREASURER	105	03/15/04
YORK AREA TAX COLLECTION	68	03/24/04
YORK COUNTY/SPRING GROVE TAX	1,890	03/24/04

Total	$159,217

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$262	03/09/04
ALBEMARLE COUNTY	Utility Tax	819	03/12/04
ALBEMARLE COUNTY	911 Surcharge	4,388	03/25/04
AMHERST COUNTY	911 Surcharge	8	03/25/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	11	03/10/04
ARIZONA DEPARTMENT OF REVENUE	Gross Receipts Tax	13	03/15/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	27	03/15/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,461	03/17/04
BATH COUNTY SCHOOL DISTRICT	Utility Tax	1,128	03/18/04
BEDFORD COUNTY	Utility Tax	10	03/12/04
BEREA INDEPENDENT SCHOOL DISTRICT	Utility Tax	2,272	03/17/04
BOARD OF EQUALIZATION	Sales Tax	316	03/23/04
BOARD OF EQUALIZATION	911 Surcharge	227	03/30/04
BOURBON COUNTY SCHOOL	Utility Tax	623	03/17/04
BOYD COUNTY SCHOOL DISTRICT	Gross Receipts Tax	13	03/09/04
BOYD COUNTY SCHOOL DISTRICT	Utility Tax	2,766	03/17/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,538	03/17/04
BREATHITT COUNTY SCH	Utility Tax	912	03/17/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	779	03/17/04
BURGIN EDUCATION BOARD	Utility Tax	331	03/17/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	18	03/17/04
CALIFORNIA HIGH COST FUND - A	Gross Receipts Tax	50	03/08/04
CALIFORNIA HIGH COST FUND-B	Sales Tax	672	03/08/04
CAMPBELL COUNTY	911 Surcharge	134	03/25/04
CARTER COUNTY SCHOOL	Utility Tax	1,675	03/17/04
CATTARAUGUS COUNTY	911 Surcharge	22	03/24/04
CHESTERFIELD COUNTY	911 Surcharge	166	03/12/04
CHESTERFIELD COUNTY	Utility Tax	12	03/12/04
CITY OF MONTEREY PARK	Gross Receipts Tax	6	03/17/04
CITY OF ALBION	Gross Receipts Tax	6	03/10/04
CITY OF ARCADIA	Gross Receipts Tax	11	03/17/04
CITY OF BALDWIN PARK	Utility Tax	4,137	03/05/04
CITY OF BALDWIN PARK	Gross Receipts Tax	6	03/17/04
CITY OF BEAUMONT	Utility Tax	2,751	03/05/04
CITY OF BEAUMONT	Gross Receipts Tax	6	03/17/04
CITY OF BELLFLOWER	Gross Receipts Tax	6	03/17/04
CITY OF BRAWLEY	Utility Tax	6,640	03/05/04
CITY OF BRAWLEY	Gross Receipts Tax	5	03/17/04
CITY OF CALABASAS	Gross Receipts Tax	6	03/17/04
CITY OF CHARLOTTESVILLE	911 Surcharge	2,138	03/25/04
CITY OF CHARLOTTSVILLE	Utility Tax	2,612	03/12/04
CITY OF CHARLOTTSVILLE	Utility Tax	53,553	03/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF COLORADO SPRINGS	Sales Tax	215	03/10/04
CITY OF COVINA	Gross Receipts Tax	5	03/17/04
CITY OF CULVER CITY	Gross Receipts Tax	3	03/17/04
CITY OF DANVILLE	911 Surcharge	4,037	03/25/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	12	03/17/04
CITY OF FONTANA	Utility Tax	37,809	03/05/04
CITY OF FONTANA	Gross Receipts Tax	7	03/17/04
CITY OF HARRISONBURG TREASURER	911 Surcharge	12	03/25/04
CITY OF HERMOSA BEACH	Utility Tax	18,692	03/05/04
CITY OF HERMOSA BEACH	Gross Receipts Tax	23	03/17/04
CITY OF HOLTVILLE	Utility Tax	1,751	03/05/04
CITY OF INGLEWOOD	Gross Receipts Tax	5	03/17/04
CITY OF LA HABRA	Utility Tax	25,400	03/05/04
CITY OF LA HABRA	Gross Receipts Tax	26	03/17/04
CITY OF LA VERNE	Gross Receipts Tax	15	03/17/04
CITY OF LONG BEACH	Gross Receipts Tax	9	03/17/04
CITY OF LOS ANGELES	Gross Receipts Tax	988	03/17/04
CITY OF LYNCHBURG	911 Surcharge	455	03/25/04
CITY OF MONTCLAIR	Gross Receipts Tax	7	03/17/04
CITY OF MORENO VALLEY	Utility Tax	66,996	03/05/04
CITY OF MORENO VALLEY	Gross Receipts Tax	48	03/17/04
CITY OF NORWALK	Gross Receipts Tax	6	03/17/04
CITY OF OAKLAND	Gross Receipts Tax	6	03/17/04
CITY OF PICO RIVERA	Utility Tax	10,374	03/05/04
CITY OF PICO RIVERA	Gross Receipts Tax	9	03/17/04
CITY OF PLACENTIA	Utility Tax	16,861	03/05/04
CITY OF PORT HUENEME	Utility Tax	9,653	03/05/04
CITY OF PULLMAN	Gross Receipts Tax	15	03/10/04
CITY OF REDONDO BEACH	Gross Receipts Tax	50	03/17/04
CITY OF REDONDO BEACH CA	Utility Tax	43,283	03/05/04
CITY OF RIALTO	Utility Tax	44,723	03/05/04
CITY OF RICHMOND	Utility Tax	3,409	03/12/04
CITY OF RICHMOND	911 Surcharge	1,881	03/25/04
CITY OF RIVERSIDE	Gross Receipts Tax	10	03/17/04
CITY OF SALEM	911 Surcharge	6	03/25/04
CITY OF SALINAS	Gross Receipts Tax	6	03/17/04
CITY OF SAN BERNARDINO	Utility Tax	66,795	03/05/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	14	03/17/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,538	03/05/04
CITY OF SANTA ANA	Gross Receipts Tax	30	03/17/04
CITY OF SANTA MONICA	Utility Tax	112,143	03/05/04
CITY OF SANTA MONICA	Gross Receipts Tax	119	03/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 3 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF SEAL BEACH	Gross Receipts Tax	14	03/17/04
CITY OF STAUNTON	911 Surcharge	52	03/25/04
CITY OF TORRANCE	Gross Receipts Tax	8	03/17/04
CITY OF VENTURA	Gross Receipts Tax	27	03/17/04
CITY OF WAYNESBORO	Utility Tax	30,232	03/15/04
CITY OF WHITTIER	Gross Receipts Tax	12	03/17/04
CITY OF WINCHESTER	Utility Tax	18,113	03/15/04
CITY OF WINCHESTER	911 Surcharge	1,085	03/25/04
CLARKE COUNTY E-9	911 Surcharge	6	03/25/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	276	03/17/04
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	134	03/09/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	341	03/09/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,926	03/19/04
COMMONWEALTH OF MASS	Sales Tax	3,598	03/09/04
COMMONWEALTH OF MASS	Sales Tax	154	03/11/04
COMPTROLLER OF MD	Sales Tax	14,485	03/19/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	356,413	03/30/04
COUNTY OF GENESEE	911 Surcharge	9	03/24/04
COUNTY OF MONTGOMERY	Utility Tax	9,313	03/16/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,793	03/17/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	19	03/09/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	15,781	03/17/04
DEAF TRUST	Sales Tax	29	03/08/04
DIRECTOR OF FINANCE	911 Surcharge	26	03/24/04
ELLIOTT COUNTY SCHOO	Utility Tax	119	03/17/04
ERIE COUNTY COMPTROLLER	911 Surcharge	5,994	03/24/04
FAUQUIER COUNTY TREASURER	911 Surcharge	24	03/25/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	14,275	03/22/04
FLORIDA DEPT OF REVENUE	Sales Tax	99,203	03/22/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,392,053	03/22/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	100	03/17/04
FREDRICK COUNTY TREASURER	911 Surcharge	184	03/25/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	987	03/17/04
GEORGIA DEPARTMENT OF REVENUE	Gross Receipts Tax	58	03/12/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	4,278	03/12/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	9,917	03/19/04
GREENE COUNTY	911 Surcharge	14	03/25/04
HANCOCK COUNTY BOARD OF	Utility Tax	867	03/17/04
HARLAN COUNTY SCHOOL	Utility Tax	229	03/17/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,655	03/17/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,666	03/17/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,159	03/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 4 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
HENRICO COUNTY	Utility Tax	2,700	03/12/04
HENRICO COUNTY	911 Surcharge	1,494	03/25/04
IDAHO STATE TAX COMMISSION	Sales Tax	3,470	03/12/04
IDAHO UNIVERSAL SERVICE	Gross Receipts Tax	24	03/09/04
ILLINOIS DEPARTMENT OF REVENUE	Gross Receipts Tax	19	03/17/04
INDIANA DEPT OF REVENUE	Sales Tax	1,599	03/09/04
INDIANA DEPT OF REVENUE	Sales Tax	28,681	03/22/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	42,400	03/10/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	31,451	03/25/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	425	03/17/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,768	03/17/04
KANSAS DEPT OF REVENUE	Sales Tax	18,786	03/25/04
KENTUCKY REVENUE CABINET	Sales Tax	(673)	03/19/04
KENTUCKY STATE TREASURER	Sales Tax	—	03/05/04
LAUREL COUNTY SCHOOL	Utility Tax	11,472	03/17/04
LEE COUNTY SCHOOL DI	Utility Tax	1,024	03/17/04
LESLIE COUNTY SCHOOL	Utility Tax	899	03/17/04
LETCHER COUNTY BOARD OF EDUCATION	Utility Tax	777	03/17/04
LEWIS COUNTY BOARD OF EDUCATION	Utility Tax	956	03/17/04
LEWIS COUNTY SCHOOL	Utility Tax	106	03/17/04
LINCOLN COUNTY BOARD OF EDUCATION	Utility Tax	1,372	03/17/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	32	03/17/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	48	03/09/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,609	03/17/04
MAINE REVENUE SERVICES	Sales Tax	277,640	03/15/04
MARION COUNTY SCHOOL	Utility Tax	2,570	03/17/04
MASS DEPT OF REVENUE	Sales Tax	2,014	03/19/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	841	03/17/04
MENIFEE COUNTY SCHOOL	Utility Tax	245	03/17/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,732	03/17/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,480	03/09/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	40,717	03/10/04
MORGAN COUNTY SCHOOL	Utility Tax	454	03/17/04
NECA VUSF	Gross Receipts Tax	308	03/09/04
NELSON COUNTY BOARD OF EDUCATION	Utility Tax	1,153	03/17/04
NEW JERSEY SALES TAX	Sales Tax	659	03/09/04
NEW YORK STATE SALES TAX	Sales Tax	61,354	03/25/04
NICHOLAS COUNTY SCHOOL	Utility Tax	659	03/17/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	5,805	03/09/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	8,100	03/10/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	714	03/17/04
NYS SALES TAX PROCESSING	Sales Tax	1,679	03/09/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 5 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NYS SALES TAX PROCESSING	Sales Tax	3,173	03/10/04
NYS SALES TAX PROCESSING	Sales Tax	6,357	03/15/04
NYS SALES TAX PROCESSING	Gross Receipts Tax	5,317	03/19/04
NYS SALES TAX PROCESSING	Sales Tax	5,647	03/19/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	26	03/17/04
OKLAHOMA TAX COMMISSION	Sales Tax	903	03/05/04
ORLEANS COUNTY TREASURER	911 Surcharge	7	03/24/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,087	03/17/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	350	03/17/04
PA DEPARTMENT OF REVENUE	Gross Receipts Tax	57,000	03/15/04
PA DEPARTMENT OF REVENUE	Gross Receipts Tax	165	03/22/04
PA DEPARTMENT OF REVENUE	Sales Tax	214,453	03/22/04
PA DEPT. OF REVENUE	Sales Tax	3,231	03/12/04
PA DEPT. OF REVENUE	Sales Tax	12,367	03/17/04
PAGE COUNTY	911 Surcharge	15	03/25/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	3,026	03/17/04
PERRY COUNTY SCHOOL	Utility Tax	250	03/17/04
PETERSBURG CITY	Utility Tax	20,825	03/15/04
PITTSYLVANIA COUNTY	911 Surcharge	81	03/25/04
POWELL COUNTY SCHOOL	Utility Tax	1,551	03/17/04
POWHATAN COUNTY TREASURER	911 Surcharge	36	03/25/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	03/10/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	895	03/17/04
RUSSELL INDEPENDENT	Utility Tax	6,181	03/17/04
SCOTT COUNTY SCHOOL	Utility Tax	7,331	03/17/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	67,479	03/22/04
SPOTSYLVANIA COUNTY	911 Surcharge	48	03/25/04
STATE DEPT OF ASSESSMENTS	Gross Receipts Tax	1,205	03/09/04
STATE OF NEW HAMPSHIRE	Utility Tax	19,608	03/08/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,875	03/09/04
STATE OF NEW HAMPSHIRE	Utility Tax	53,141	03/09/04
STATE TAX DEPARTMENT	Sales Tax	120,798	03/05/04
TENNESSEE DEPT OF REVENUE	Sales Tax	52,741	03/22/04
TOWN OF BLACKSBURG	Utility Tax	15,715	03/16/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,291	03/05/04
TOWN OF SOUTH BOSTON	Utility Tax	4,861	03/15/04
TREASURER OF HANOVER COUNTY	Utility Tax	99	03/12/04
TREASURER OF HANOVER COUNTY	911 Surcharge	405	03/25/04
TREASURER OF STATE OF OHIO	Sales Tax	80,177	03/23/04
TREASURER STATE OF OHIO	Sales Tax	22,869	03/17/04
TREASURER STATE OF OHIO	Gross Receipts Tax	1,388	03/23/04
TREASURER STATE OF OHIO	Sales Tax	42,008	03/23/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 6 of 6

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,896	03/17/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	336	03/08/04
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	52,648	03/05/04
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	18,344	03/30/04
VERMONT DEPT OF TAXES	Sales Tax	132,979	03/19/04
VERMONT DEPT OF TAXES	Sales Tax	200,210	03/22/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	7,009	03/11/04
WARREN COUNTY TREASURER	911 Surcharge	14	03/25/04
WASHINGTON COUNTY BOARD OF EDUCATION	Utility Tax	844	03/17/04
WASHINGTON DEPT OF REVENUE	Gross Receipts Tax	58	03/15/04
WASHINGTON DEPT OF REVENUE	Sales Tax	334	03/15/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,257	03/17/04
WEBSTER COUNTY BOARD OF	Utility Tax	839	03/17/04
WEST VIRGINIA STATE TAX DEPART	Sales Tax	161,799	03/19/04
WOLFE COUNTY SCHOOL	Utility Tax	239	03/17/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,860	03/17/04
WYOMING COUNTY NY	911 Surcharge	8	03/24/04

Total		$6,615,054

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	2,886,109
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	89
ACC OPERATIONS, INC.	081-02-41956	02-41956	325,161
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	3,407,045
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	779,453
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	6,297,339
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	475,883
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	964,265
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,544,225
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	7,086,930
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,580,350
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	578,695
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	545,564
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	1,373,213
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,905,569
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	196,298
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	943,814
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	287,948
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	530,090
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,715,945
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	71,837
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	71,807,433
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,470,269
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	5,257,554
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	13,182,623
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	167,575
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	5,748,184
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,935,590
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	138,536
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,460,259
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,674,271
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	825
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	50
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	6,177,076
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	30,751
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	342,100
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	283,146
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	11,750
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	42,292
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	3,628
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	343,627
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	787,383
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,089
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	941,710
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	190,818
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	613
CENTURY ALABAMA CORP	081-02-41889	02-41889	122,885
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	604,724
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	91,520
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	14,035,342
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	288,359
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,250,068
CENTURY CAROLINA CORP	081-02-41886	02-41886	969,254
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	208,356
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,054,577
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,773,790

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY CULLMAN CORP	081-02-41888	02-41888	328,055
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	329,422
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,088,655
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	30,008
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	159,371
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	196,153
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	472,773
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	466,796
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	140,759
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	1,242,287
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	670,849
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	10
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	97,945
CENTURY VIRGINIA CORP	081-02-41796	02-41796	454,950
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	139,076
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	481,665
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	51,371,730
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	1,024
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	8,918,201
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	466
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	342,911
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	81,658
CORAL SECURITY, INC	081-02-41895	02-41895	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	723,659
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	460,852
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	385,452
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	205,597
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,197,220
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	1,017,379
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	84
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	30,591,582
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	84
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	7
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	800
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,270,973
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	3,171,762
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,737,884
HUNTINGTON CATV, INC.	081-02-41765	02-41765	174
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	796,764
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	113,648
KOOTENAI CABLE, INC.	081-02-41875	02-41875	847,535
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	250,466
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	18,443
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	825
MARTHA’S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	270,842
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	324,768
MICKELSON MEDIA, INC.	081-02-41782	02-41782	131,768

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	50
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	163,665
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	5,069,653
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	591,107
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,899,477
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	5,375,902
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	165
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,465,975
PAGE TIME, INC.	081-02-41839	02-41839	2,580
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	75
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	224,657
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	20,831,399
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	396,779
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	238,625
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	82,729
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	443,070
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,693,204
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	174
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	19,198,009
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	149,646
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	877,544
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	2,309,957
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	954,342
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	523,231
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 6

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	2,415,369
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,164,104
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	12
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	818,672
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	10,245,052
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	138,505
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	304,841
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	187,766
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	363,557
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,324,848
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	140,609
YOUNG’S CABLE TV CORP	081-02-41915	02-41915	258,391
YUMA CABLEVISION, INC.	081-02-41868	02-41868	903,759

Total			$378,241,891

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Commercial Property	Royal Indemnity Company	R2HD329266	05/16/03 - 05/16/04

Commercial General Liability	AIG (American Home Assurance Co)	4806103, 4806117, 4806148	12/15/03 – 12/15/04

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 5188717 VA - 5188718	12/15/03 – 12/15/04
TX - 5188719
All other states - 5188716

Worker’s Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., and National Union Fire Insurance Co. of VT)	All states except monopolistic & CA; policy numbers 2981752, 2981753, 2981754 and 2981755	12/15/03 – 12/15/04

California	State Compensation Insurance Fund	1703671-03	05/16/03-05/16/04

Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*

West Virginia	West Virginia Workers’ Compensation	20104948 101	10/1/99 - Ongoing*

Wyoming	Wyoming Department of Employment	366575	10/1/99 - Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 – 10/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 – 11/01/04

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411600	05/16/03 - 05/16/04
Excess Umbrella Liability	XL Insurance America	US00006683L103A	05/16/03 - 05/16/04

Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 – 12/19/04

New York Disability	Cigna	NYD 074487	07/01/03 – 07/01/04

Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110)	01/01/04 - 01/01/05
Off-site coverage(2000111)

Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 – 12/08/04

Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 – 12/31/04

Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)

Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.)	14MGU03A3639 00DA02209103	12/31/03 – 12/31/04
	Hudson Insurance Co.	HN03031687
	Axis Reinsurance Co.	RBN502748
	Old Republic Insurance Co.	CUG27319

ERISA Bond	Hanover Insurance Co.	BDR1680832	05-16/03 – 05/16/04

Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 01/22/05

*	Ongoing means until the policy is cancelled by Adelphia or carrier

**	The named insured is Adelphia Communications Corporation et al for all of the coverage except for Employee Dishonesty—ERISA whose named insured is Adelphia Communications Corporation Health Benefit Plan and Adelphia Communications Corporation Savings and Retirement Plan.